GATX CORPORATION REPORTS FIRST QUARTER RESULTS

     CHICAGO, April 24 - GATX Corporation (NYSE:GMT) today announced its 2003 first quarter results. For the 2003 first quarter, GATX reported net income of $1.8 million or $.04 per diluted share. The 2003 first quarter results include an $11 million after-tax, or $.22 per diluted share, loss provision related to the company's air portfolio. In the 2002 first quarter, GATX reported a net loss of $9.8 million or $.20 per diluted share. The 2002 first quarter results included a $34.9 million, or $.72 per diluted share, goodwill impairment charge related to the adoption of SFAS 142.

     Ronald H. Zech, chairman and president of GATX, stated "Results in the 2003 first quarter reflect continued uncertainty and softness in our core markets. In Rail, however, we experienced increased fleet utilization and customer order activity. While this is a positive development, the competitive pressure on lease rates continues.

     "The air industry experienced another difficult quarter, with the effects of the Iraq war and SARS outbreak combining to present carriers with significant additional operating challenges. During the quarter we recorded an $11 million after-tax loss provision related to a carrier bankruptcy filing. While pressure in our air business continues, we have made progress on several fronts: we have now placed all six of our scheduled 2003 new aircraft deliveries; our owned fleet is 99% utilized; and our 2003 aircraft renewals are nearly complete.

     "At the beginning of the year we indicated that we expected 2003 earnings to be in the range of $1.30 per diluted share absent a material change in operating conditions or air-related charges. Based on these assumptions, and excluding the 2003 first quarter air-related loss provision, our expectations are unchanged.

GATX RAIL

     GATX Rail reported 2003 first quarter income of $9.6 million compared to a $16.9 million loss in the prior year period and income of $6.3 million in the 2002 fourth quarter. The 2002 first quarter results included the aforementioned goodwill impairment charge. GATX Rail's utilization, lease renewal and assignment activity, and new car placements all were above expectations during the first quarter. Lease rate pricing, however, remains weak in this market.

     GATX Rail's North American fleet totals 106,000 cars, and utilization of this fleet was 92% at the end of the first quarter, up from 90% at the end of first quarter 2002 and 91% at the end of 2002. The increase in utilization reflects positive activity among GATX Rail's customer base, an increase in the active car count, and a continuation of planned car scrapping.

     North American manufacturing capacity utilization, as reported by the Federal Reserve, was 75%, flat with the prior quarter and prior year period. Industry-wide chemical shipments were up 4% in the quarter compared to the prior year period, although the growth in comparable shipments slowed in March.

FINANCIAL SERVICES

     Financial Services reported a 2003 first quarter loss of $1.2 million compared to income of $7.0 million in the prior year period and a loss of $31.1 million in the 2002 fourth quarter. The 2003 first quarter results reflect continued weakness in Financial Services' core air and technology markets, and an $11 million after-tax loss provision related to one air carrier. The loss provision fully covers a note receivable from Air Canada, which recently filed for bankruptcy. The note is related to a previously restructured lease.

     GATX has made available an updated version of its air presentation at www.gatx.com. Key points in the presentation include fleet utilization of 99%, placement or letters of intent on all six 2003 scheduled new aircraft deliveries, and placement or letters of intent on five of the eight 2003 scheduled existing lease renewals.

     Investment volume for the first quarter totaled $201 million compared to $308 million in the prior year period. The reduction in 2003 volume is primarily a result of fewer new aircraft deliveries and lower progress payments compared to 2002.

     Remarketing income, comprised of both gains on asset sales and residual sharing fees, was $10.2 million in the first quarter compared to $7.6 million in the prior year period. Gains were primarily concentrated in GATX's specialty portfolio.

CREDIT STATISTICS

     At the end of the 2003 first quarter, the allowance for losses was 8.4% of reservable assets compared to 6.4% in the prior year period and 6.6% at the end of 2002. The increase in the loss provision is primarily related to the air-related provision taken in the 2003 first quarter.

     Net charge-offs and impairments totaled $7.9 million during the 2003 first quarter, or 0.4% of average total assets on an annualized basis. In the prior year period, net charge-offs and impairments totaled $22.1 million (1.2%).

     Non-performing leases and loans at the end of the 2003 first quarter totaled $163.5 million, or 5.7% of Financial Services' investments, compared to $101.7 million (3.5%) at the end of the prior year period and $94.9 million (3.3%) at the end of 2002. The increase in non-performing leases and loans is primarily related to placing the Air Canada note and one A320 aircraft on non-performing status during renegotiation.

COMPANY DESCRIPTION

     GATX Corporation (NYSE: GMT) is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, and information technology leasing.

TELECONFERENCE INFORMATION

     GATX Corporation will host a teleconference to discuss first quarter results. Teleconference details are as follows:

                              Thursday, April 24th
                              10:00 AM EASTERN TIME
                        Domestic Dial-In: 1-800-706-6082
                      International Dial-In: 1-706-634-7421
                  Replay: 1-800-642-1687 / Access Code: 9805691

Call in details and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

UPDATE ON AIR PORTFOLIO

GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.

FORWARD-LOOKING STATEMENTS

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expects," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; aircraft and railcar lease rate and utilization levels; conditions in the capital markets and the potential for a downgrade in our credit rating, either of which could have an effect on our borrowing costs or our ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; regulatory rulings that may impact the economic value of assets; competitors in the rail and air markets who may have access to capital at lower costs than GATX; additional potential write-downs and/or provisions within GATX's portfolio; impaired asset charges; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:
Robert C. Lyons
GATX Corporation
312-621-6633

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.


                               --Tabular Follows--

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED
                                                                       MARCH 31
                                                               ------------------------
                                                                  2003           2002
                                                               ---------        -------
GROSS INCOME
Lease income                                                   $   239.7      $   255.6
Marine operating revenue                                             4.2            1.9
Interest income                                                      9.6           15.4
Asset remarketing income                                            10.3           11.3
Gain on sale of securities                                            .4             .5
Fees                                                                 6.6            5.6
Other                                                               16.7           11.4
                                                               ---------      ---------
Revenues                                                           287.5          301.7
Gain on extinguishment of debt                                        .7           13.9
Share of affiliates' earnings                                       18.5           18.0
                                                               ---------      ---------
TOTAL GROSS INCOME                                                 306.7          333.6

OWNERSHIP COSTS
Depreciation                                                        79.0           88.6
Interest, net                                                       54.1           53.2
Operating lease expense                                             46.1           41.5
                                                               ---------      ---------
TOTAL OWNERSHIP COSTS                                              179.2          183.3

OTHER COSTS AND EXPENSES
Maintenance expense                                                 40.3           37.8
Marine operating expenses                                            3.2            1.9
Other operating expenses                                            11.8            9.5
Selling, general and administrative                                 44.1           48.6
Provision for possible losses                                       18.7           17.7
Asset impairment charges                                             3.6            2.6
Fair value adjustments for derivatives                               2.1            1.3
                                                               ---------      ---------
TOTAL OTHER COSTS AND EXPENSES                                     123.8          119.4
                                                               ---------      ---------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                         3.7           30.9

INCOME TAX PROVISION                                                 1.9           12.0
                                                               ---------      ---------
INCOME FROM CONTINUING OPERATIONS BEFORE
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE                             1.8           18.9

DISCONTINUED OPERATIONS
 Gain on sale of portion of segment, net of taxes                     --            6.2
                                                               ---------      ---------
TOTAL DISCONTINUED OPERATIONS                                         --            6.2
                                                               ---------      ---------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 1.8           25.1

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                --          (34.9)
                                                               ---------      ---------
NET INCOME (LOSS)                                              $     1.8      $    (9.8)
                                                               =========      =========

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (CONTINUED)

                                                            THREE MONTHS ENDED
                                                                 MARCH 31
                                                          ---------------------
                                                            2003         2002
                                                          --------     --------
PER SHARE DATA
Basic:
  Income from continuing operations before cumulative
    effect of accounting change                           $   .04      $   .39
  Income from discontinued operations                          --          .13
  Cumulative effect of accounting change                       --         (.72)
                                                          -------      -------
    Total                                                 $   .04      $  (.20)

Average number of common shares (in thousands)             49,063       48,776

Diluted:
  Income from continuing operations before cumulative
    effect of accounting change                              $.04      $   .39
  Income from discontinued operations                          --          .13
  Cumulative effect of accounting change                       --         (.72)
                                                          -------      -------
    Total                                                 $   .04      $  (.20)

Average number of common shares and common share
  equivalents (in thousands)                               49,063       49,163

                        GATX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                              MARCH 31        DECEMBER 31
                                                                2003             2002
                                                            -----------       -----------
ASSETS
CASH AND CASH EQUIVALENTS                                    $  137.4          $  231.1
RESTRICTED CASH                                                 191.3             140.9

RECEIVABLES
Rent and other receivables                                       82.1              97.8
Finance leases                                                  670.0             713.0
Loans                                                           396.4             434.2
Less: allowance for possible losses                             (97.0)            (82.2)
                                                             --------          --------
                                                              1,051.5           1,162.8

OPERATING LEASE ASSETS, FACILITIES AND OTHER
Railcars and service facilities                               3,113.8           3,076.9
Operating lease investments and other                         2,319.9           2,250.1
Less: allowance for depreciation                             (2,019.6)         (2,008.1)
                                                             --------          --------
                                                              3,414.1           3,318.9
Progress payments for aircraft and other equipment              120.6             140.9
                                                             --------          --------
                                                              3,534.7           3,459.8

INVESTMENTS IN AFFILIATED COMPANIES                             798.3             850.9
RECOVERABLE INCOME TAXES                                        150.1             129.8
GOODWILL, NET                                                    62.5              62.5
OTHER INVESTMENTS                                                92.3              96.1
OTHER ASSETS                                                    273.5             294.4
                                                             --------          --------
                                                             $6,291.6          $6,428.3
                                                             ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                        $  340.4          $  399.5

DEBT
Short-term                                                       14.5              13.7
Long-term:
   Recourse                                                   3,401.4           3,487.9
   Nonrecourse                                                  651.9             594.6
Capital lease obligations                                       132.0             143.7
                                                             --------          --------
                                                              4,199.8           4,239.9

DEFERRED INCOME TAXES                                           634.2             640.0
OTHER LIABILITIES                                               328.1             347.3
                                                             --------          --------
TOTAL LIABILITIES                                             5,502.5           5,626.7

TOTAL SHAREHOLDERS' EQUITY                                      789.1             801.6
                                                             --------          --------
                                                             $6,291.6          $6,428.3
                                                             ========          ========

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                                       THREE MONTHS ENDED
                                                                                            MARCH 31
                                                                                  --------------------------
                                                                                   2003               2002
                                                                                  -------            -------
OPERATING ACTIVITIES
Income (loss) from continuing operations, including accounting change             $   1.8            $ (16.0)
Adjustments to reconcile income (loss) from continuing
  operations to net cash provided by continuing operations:
      Realized gains on remarketing of leased equipment                              (8.9)              (9.8)
      Gain on sales of securities                                                     (.4)               (.5)
      Depreciation                                                                   83.1               92.9
      Provision for possible losses                                                  18.7               17.7
      Asset impairment charges                                                        3.6                2.6
      Deferred income taxes                                                          24.0               12.3
      Gain on extinguishment of debt                                                  (.7)             (13.9)
      Share of affiliates' earnings, net of dividends                               (14.0)             (13.5)
      Cumulative effect of accounting change                                         --                 34.9
Other, including working capital                                                    (50.9)             (44.2)
                                                                                  -------            -------
    Net cash provided by continuing operations                                       56.3               62.5

INVESTING ACTIVITIES
Additions to equipment on lease, net of nonrecourse financing
  for leveraged leases, operating lease assets and facilities                      (165.9)            (263.6)
Loans extended                                                                      (29.0)             (11.8)
Investments in affiliated companies                                                 (14.9)             (14.3)
Progress payments                                                                   (17.2)             (30.5)
Other investments                                                                   (23.0)              (1.4)
                                                                                  -------            -------
Portfolio investments and capital additions                                        (250.0)            (321.6)
Portfolio proceeds                                                                  222.3              239.2
Proceeds from other asset sales                                                       9.4                3.0
                                                                                  -------            -------
    Net cash used in investing activities of continuing operations                  (18.3)             (79.4)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                                        243.2              576.1
Repayment of long-term debt                                                        (299.2)            (318.2)
Net increase (decrease) in short-term debt                                            1.4             (243.0)
Net decrease in capital lease obligations                                           (11.4)             (12.0)
Issuance of common stock and other                                                     .4                1.5
Cash dividends                                                                      (15.7)             (15.6)
                                                                                  -------            -------
    Net cash used in financing activities of continuing                             (81.3)             (11.2)
operations

NET TRANSFERS TO DISCONTINUED OPERATIONS                                             --                (13.6)
                                                                                  -------            -------
NET DECREASE IN CASH AND CASH EQUIVALENTS FROM
      CONTINUING OPERATIONS                                                         (43.3)             (41.7)
PROCEEDS FROM SALE OF A PORTION OF SEGMENT                                             --                3.2
                                                                                  -------            -------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                         $ (43.3)           $ (38.5)
                                                                                  =======            =======

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                               2003 FIRST QUARTER
                                  (IN MILLIONS)

                                                   GATX            FINANCIAL        CORPORATE             GATX
                                                   RAIL            SERVICES         AND OTHER         CONSOLIDATED
                                                 ---------        ----------        ----------        -------------
GROSS INCOME
Lease income                                     $  158.0          $   81.7          $   --            $  239.7
Marine operating revenue                               --               4.2              --                 4.2
Interest income                                        --               9.6              --                 9.6
Asset remarketing income                               .1              10.2              --                10.3
Gain on sale of securities                             --                .4              --                  .4
Fees                                                   .9               5.7              --                 6.6
Other                                                11.9               5.2             (.4)               16.7
                                                 --------          --------          ------            --------
Revenues                                            170.9             117.0             (.4)              287.5
Gain on extinguishment of debt                         --                .7              --                  .7
Share of affiliates' earnings                         2.1              16.4              --                18.5
                                                 --------          --------          ------            --------
TOTAL GROSS INCOME                                  173.0             134.1             (.4)              306.7

OWNERSHIP COSTS
Depreciation                                         29.1              49.9              --                79.0
Interest, net                                        17.0              32.4             4.7                54.1
Operating lease expense                              43.8               2.3              --                46.1
                                                 --------          --------          ------            --------
TOTAL OWNERSHIP COSTS                                89.9              84.6             4.7               179.2

OTHER COSTS AND EXPENSES
Maintenance expense                                  39.4                .9              --                40.3
Marine operating expenses                              --               3.2              --                 3.2
Other operating expenses                             10.7               1.1              --                11.8
Selling, general and administrative                  18.3              21.4             4.4                44.1
Provision for possible losses                         (.4)             19.1              --                18.7
Asset impairment charges                               --               3.6             --                  3.6
Fair value adjustments for derivatives                 --               2.1             --                  2.1
                                                 --------          --------          ------            --------
TOTAL OTHER COSTS AND EXPENSES                       68.0              51.4             4.4               123.8
                                                 --------          --------          ------            --------
INCOME (LOSS) BEFORE INCOME TAXES                    15.1              (1.9)           (9.5)                3.7

INCOME TAX PROVISION (BENEFIT)                        5.5               (.7)           (2.9)                1.9
                                                 --------          --------          ------            --------
NET INCOME (LOSS)                                $    9.6          $   (1.2)         $ (6.6)           $    1.8
                                                 ========          ========          ======            ========

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                               2002 FIRST QUARTER
                                  (IN MILLIONS)

                                                              GATX       FINANCIAL     CORPORATE   DISCONTINUED       GATX
                                                              RAIL        SERVICES     AND OTHER    OPERATIONS    CONSOLIDATED
                                                           ---------    -----------   -----------  ------------   ------------
GROSS INCOME
Lease income                                               $  156.9       $   98.7       $   --      $    --        $  255.6
Marine operating revenue                                         --            1.9           --           --             1.9
Interest income                                                  --           15.4           --           --            15.4
Asset remarketing income                                        3.7            7.6           --           --            11.3
Gain on sale of securities                                       --             .5           --           --              .5
Fees                                                            1.0            4.6           --           --             5.6
Other                                                          10.1            1.9          (.6)          --            11.4
                                                           --------       --------      -------      -------        --------
Revenues                                                      171.7          130.6          (.6)          --           301.7
Gain on extinguishment of debt                                   --           13.9           --           --            13.9
Share of affiliates' earnings                                   3.7           14.3           --           --            18.0
                                                           --------       --------      -------      -------        --------
TOTAL GROSS INCOME                                            175.4          158.8          (.6)          --           333.6

OWNERSHIP COSTS
Depreciation                                                   26.1           62.5           --           --            88.6
Interest, net                                                  14.5           35.1          3.6           --            53.2
Operating lease expense                                        42.9           (1.4)          --           --            41.5
                                                           --------       --------      -------      -------        --------
TOTAL OWNERSHIP COSTS                                          83.5           96.2          3.6           --           183.3

OTHER COSTS AND EXPENSES
Maintenance expense                                            37.6             .2           --           --            37.8
Marine operating expenses                                        --            1.9           --           --             1.9
Other operating expenses                                        6.8            2.7           --           --             9.5
Selling, general and administrative                            18.8           25.0          4.8           --            48.6
Provision for possible losses                                    .3           17.4           --           --            17.7
Asset impairment charges                                         --            2.6           --           --             2.6
Fair value adjustments for derivatives                          (.1)           1.4           --           --             1.3
                                                           --------       --------      -------      -------        --------
TOTAL OTHER COSTS AND EXPENSES                                 63.4           51.2          4.8           --           119.4
                                                           --------       --------      -------      -------        --------
INCOME (LOSS) FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES AND CUMULATIVE
      EFFECT OF ACCOUNTING CHANGE                              28.5           11.4         (9.0)          --            30.9

INCOME TAX PROVISION (BENEFIT)                                 10.5            4.4         (2.9)          --            12.0
                                                           --------       --------      -------      -------        --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                      18.0            7.0         (6.1)          --            18.9

DISCONTINUED OPERATIONS
   Gain on sale of portion of segment, net of taxes              --             --           --          6.2             6.2
                                                           --------       --------      -------      -------        --------
TOTAL DISCONTINUED OPERATIONS                                    --             --           --          6.2             6.2
                                                           --------       --------      -------      -------        --------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE                                        18.0            7.0         (6.1)         6.2            25.1

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                        (34.9)            --           --           --           (34.9)
                                                           --------       --------      -------      -------        --------
NET (LOSS) INCOME                                          $  (16.9)      $    7.0      $  (6.1)     $   6.2        $   (9.8)
                                                           ========       ========      =======      =======        ========


                        GATX CORPORATION AND SUBSIDIARIES
                      SUPPLEMENTAL INFORMATION (UNAUDITED)
                       (IN MILLIONS, EXCEPT RAILCAR DATA)

                                                                 1Q03        12/31/2002           1Q02
                                                              ---------      ----------        ----------
Total Assets, Excluding Cash (A)                               $7,280.8        $7,428.5        $7,172.0
Reservable Assets                                               1,148.5         1,245.0         1,454.5
Financial Services Investments                                  2,851.3         2,900.9         2,898.7

Allowance for Losses                                               97.0            82.2            93.6
Allowance for Losses as a Percentage
    of Reservable Assets                                            8.4%            6.6%            6.4%

Net Charge-Offs and Asset Impairments
    and Write-Downs                                                 7.9                            22.1
Net Charge-Offs/Impairments/Write-Downs
    as a Percentage of Average Total Assets                          .4%                            1.2%

Non-performing Investments                                        163.5            94.9           101.7
Non-performing Investments as a Percentage
    of Financial Services' Investments                              5.7%            3.3%            3.5%

Capital Structure
Short-term Debt, Net of Unrestricted Cash                        (122.9)         (217.4)         (141.1)
Long-term Debt:
   On Balance Sheet
   Recourse                                                     3,401.4         3,487.9         3,208.3
   Nonrecourse                                                    651.9           594.6           671.1

   Off Balance Sheet
   Recourse                                                       997.4         1,018.8         1,034.9
   Nonrecourse                                                    320.5           353.4           338.4

   Capital Lease Obligations                                      132.0           143.7           151.0

Total Net Debt Obligations                                      5,380.3         5,381.0         5,262.6
Total Recourse Debt                                             4,407.9         4,433.0         4,253.1
Shareholders' Equity and Allowance for Losses                     886.1           883.8           983.6

Recourse Leverage                                                   5.0             5.0             4.3

ASSET REMARKETING INCOME
   Disposition gains on owned assets                                8.9                             9.8
   Residual sharing fees                                            1.4                             1.5
                                                              ---------                        --------
                                                                   10.3                            11.3

RAILCAR DATA
North American Fleet Utilization                                     92%                             90%

Beginning Fleet Size                                            107,150                         110,201
   Additions                                                         97                             256
   Scrappings                                                    (1,004)                         (1,077)
                                                              ---------                        --------
Ending Fleet Size                                               106,243                         109,380



-------------------
(A) Includes Off Balance Sheet Assets